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               State of Utah
          Department of Commerce
Division of Corporations and Commercial Code

I Hereby certify that the foregoing has been filed and approved on the 13 day of Jul 1998 in the office of this Division and hereby issue this Certificate thereof.


Examiner  /s/ C. Davidson   Date 7-13-98
          ---------------


[SEAL]     /s/ Lorena P. Riffo
           -------------------
           LORENA P. RIFFO
           DIVISION DIRECTOR

                            ARTICLES OF INCORPORATION              RECEIVED
                                                                 JUL 13 1998
                                       OF                   Utah Div. of Corp.
                                                                 Comm. Code
                                  QCMERCO, INC.

      The undersigned person, being a natural person 18 years of age or more and acting as sole incorporator for the purpose of forming a body corporate under the laws of the state of Utah, does hereby sign and deliver to the Division of Corporations and Commercial Code of the state of Utah these Articles of Incorporation for the above-named corporation (hereinafter referred to as the "Corporation"):

ARTICLE I. NAME

            The name of the Corporation shall be: QCMERCO, Inc.

ARTICLE II. PURPOSES AND POWERS

      The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the Utah Revised Business Corporation Act and to exercise any and all powers conferred upon corporations by statute, or existing at law or in equity.

ARTICLE III. AUTHORIZED SHARES

      The Corporation shall have authority to issue a total of 100 shares, no par value, designated as the "Common Stock" of the Corporation.

ARTICLE IV. LIMITATION ON LIABILITY

      A director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for any action, or any failure to take action, as a director, except for liability for: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the Corporation or the shareholders; (iii) a violation of section 16-10a-842 of the Utah Revised Business Corporation Act, and any amended or successor provision thereto; or,
(iv) an intentional violation of criminal law.

ARTICLE V. REGISTERED OFFICE AND REGISTERED AGENT

      The address of the Corporation's registered office in the state of Utah, and the name of its initial registered agent at such registered office is as follows:

                             Mark E. Lehman
                             8 East Broadway, Suite 620
                             Salt Lake City, Utah 84111

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ARTICLE VI. INCORPORATOR

      The name and address of the sole incorporator of the Corporation is as follows:

                             Mark E. Lehman
                             8 East Broadway, Suite 620
                             Salt Lake City, Utah 84111

ARTICLE VII. DIRECTORS

      The governing board of the Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of the Corporation, provided that the number of directors may not be less than one nor more than nine. The initial director of the Corporation shall be:

                             E. Dallin Bagley
                             2350 Oakhill Dr.
                             Salt Lake City, UT 84121

      IN WITNESS WHEREOF, the undersigned, being the sole incorporator of the Corporation, executes these Articles of Incorporation and certifies that the facts herein stated are true this 13th day of July, 1998.


                                            /s/ Mark E. Lehman
                                            ------------------------------------
                                            Mark E. Lehman

      The appointment of the undersigned as registered agent of the Corporation is hereby accepted.


                                            /s/ Mark E. Lehman
                                            ------------------------------------
                                            Mark E. Lehman


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